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Exhibit 25.1.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

Not Applicable (Jurisdiction of incorporation or organization if not a U.S. national bank)	94-1347393 (I.R.S. Employer Identification No.)
Sixth Street and Marquette Avenue Minneapolis, Minnesota (Address of principal executive offices)	55479 (Zip code)

Stanley S. Stroup, General Counsel
WELLS FARGO BANK, NATIONAL ASSOCIATION
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
(612) 667-1234
(Name, address and telephone number of agent for service)

ADVANSTAR COMMUNICATIONS, INC.
(Exact name of obligor as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	59-2757389 (I.R.S. Employer Identification No.)
545 Boylston Street, 9th Floor Boston, Massachusetts (Address of principal executive offices)	02116 (Zip code)

10.75% Second Priority Senior Secured Notes due 2010
(Title of the indenture securities)

Item 1.    General Information..    Furnish the following information as to the trustee:

      (a)
      Name and address of each examining or supervising authority to which it is subject.

        Comptroller of the Currency
        Treasury Department
        Washington, D.C.

        Federal Deposit Insurance Corporation
        Washington, D.C.

        The Board of Governors of the Federal Reserve System
        Washington, D.C.

      (b)
      Whether it is authorized to exercise corporate trust powers.

        The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor.    If the obligor is an affiliate of the trustee, describe each such affiliation.

            None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.    Foreign Trustee.    Not applicable.

Item 16.    List of Exhibits.    List below all exhibits filed as a part of this Statement of Eligibility.
                                               Wells Fargo Bank incorporates by reference into this Form T-1 the exhibits attached hereto.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect. *
Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 28, 2001. *
Exhibit 3.
A copy of the authorization of the trustee to exercise corporate trust powers. A copy of the Comptroller of the Currency Certificate of Corporate Existence (with Fiduciary Powers) for Wells Fargo Bank, National Association, dated November 28, 2001. *
Exhibit 4.	Copy of By-laws of the trustee as now in effect. *
Exhibit 5.	Not applicable.
Exhibit 6.	The consents of United States institutional trustees required by Section 321(b) of the Act.
Exhibit 7.	Consolidated Report of Condition attached.
Exhibit 8.	Not applicable.
Exhibit 9.	Not applicable.
*
Incorporated by reference to exhibit number 25 filed with registration statement number 333-87398.

**
Incorporated by reference to exhibit number 25 filed with registration statement number 333-99641.

2

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 26th day of November, 2003.

WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ Michael T. Lechner Michael T. Lechner Assistant Vice President

EXHIBIT 6

November 26, 2003

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,
WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ MICHAEL T. LECHNER Michael T. Lechner Assistant Vice President

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 420 Montgomery Street, San Francisco, CA 94163
And Foreign and Domestic Subsidiaries,
at the close of business September 30, 2003, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$8,567
Interest-bearing balances		1,428
Securities:
Held-to-maturity securities		0
Available-for-sale securities		13,007
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		176
Securities purchased under agreements to resell		58
Loans and lease financing receivables:
Loans and leases held for sale		36,220
Loans and leases, net of unearned income	137,569
LESS: Allowance for loan and lease losses	1,267
Loans and leases, net of unearned income and allowance		136,302
Trading Assets		6,839
Premises and fixed assets (including capitalized leases)		1,515
Other real estate owned		82
Investments in unconsolidated subsidiaries and associated companies		285
Customers' liability to this bank on acceptances outstanding		76
Intangible assets
Goodwill		5,379
Other intangible assets		6,233
Other assets		8,209

Total assets		$224,376

LIABILITIES
Deposits:
In domestic offices		$121,516
Noninterest-bearing	30,651
Interest-bearing	90,865
In foreign offices, Edge and Agreement subsidiaries, and IBFs		17,499
Noninterest-bearing	3
Interest-bearing	17,496
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		33,033
Securities sold under agreements to repurchase		383

Dollar Amounts In Millions
Trading liabilities	4,855
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	13,466
Bank's liability on acceptances executed and outstanding	76
Subordinated notes and debentures	6,905
Other liabilities	7,160

Total liabilities	$204,893
Minority interest in consolidated subsidiaries	41
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	13,289
Retained earnings	5,811
Accumulated other comprehensive income	(178)
Other equity capital components	0

Total equity capital	19,442

Total liabilities, minority interest, and equity capital	$224,376

I, James E. Hanson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

James E. Hanson
Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Carrie L. Tolstedt
Howard Atkins	Directors
Clyde Ostler

QuickLinks

  Exhibit 25.1.1
  Item 1. General Information. . Furnish the following information as to the trustee
  Item 15. Foreign Trustee. Not applicable.
  Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility. Wells Fargo Bank incorporates by reference into this Form T-1 the exhibits attached hereto.
SIGNATURE
  EXHIBIT 6